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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2005, except for Notes 8 and 12, as to which the date is March 20, 2005, which appears on page F-1 of the Annual Report on Form 10-KSB of QualMark Corporation and subsidiary for the year ended December 31, 2004.


/s/ GHP HORWATH, P.C.

Denver, Colorado
September 16, 2005